UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2009 (September 13, 2009)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following table lists directors of Georgia Gulf Corporation (the “Company”) elected on September 13, 2009 and the committees of the Board of Directors (the “Board”) on which they serve.

Director	Committees

T. Kevin DeNicola	Audit, Compensation
Robert M. Gervis	Nominating & Governance, Finance
Stephen E. Macadam	Compensation, Nominating & Governance
Mark L. Noetzel	Nominating & Governance, Finance
Robert A. Schriesheim	Audit, Finance
David N. Weinstein	Compensation, Finance

The following new directors serve as directors of the companies indicated: Mr. DeNicola-Comerica, Incorporated; Mr. Macadam-Enpro Industries, Inc.; Mr. Schriesheim-Lawson Software, Inc., MSC Software, Inc. and Skyworks Solutions, Inc.; and Mr. Weinstein-Granite Broadcasting Corporation. Additional information is set forth in the press release attached hereto as Exhibit 99.1, which information is hereby incorporated by reference. None of the new directors has engaged in any transaction with the Company requiring disclosure under the federal securities laws.

In addition, Jerry R. Satrum’s previously announced resignation as a director and member of the Audit Committee of the Board became effective September 13, 2009.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Number	Exhibit

99.1	Press Release, dated September 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Joel I. Beerman
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary
Date: September 16, 2009